UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 16, 2017

NORWEGIAN CRUISE LINE HOLDINGS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35784	98-0691007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7665 Corporate Center Drive, Miami, Florida 33126
(Address of Principal Executive Offices) (Zip Code)

(305) 436-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 16, 2017, Norwegian Cruise Line Holdings Ltd. (“NCLH”), the parent company of NCL Corporation Ltd. (“NCLC”), announced an agreement with Fincantieri S.p.A. of Italy to construct four ships which are expected to be delivered in 2022, 2023, 2024 and 2025, with an option for two additional ships expected to be delivered in 2026 and 2027.  The effectiveness of the order is subject to certain conditions, including final documentation of the Credit Facilities (defined below). The contract price for each ship is approximately €800 million and is subject to adjustment under certain circumstances for vessels expected to be delivered after 2023.

Item 1.01. Entry into a Material Definitive Agreement.

Terms and Conditions for Cruise Vessel Financing

On February 16, 2017, NCLC entered into an agreement with Credit Agricole Corporate and Investment Bank (“CACIB”), as facility agent, and certain other lenders thereto, for the financing of two new cruise vessels to be purchased by Leonardo One, Ltd. (“Vessel 1”) and Leonardo Two, Ltd. (“Vessel Two”).  Each of the loans will be guaranteed by NCLC and insured by insurance policies issued by SACE S.p.A (“SACE”), subject to certain conditions.  Vessel 1 will be built for delivery in the second quarter of 2022 and Vessel 2 will be built for delivery in the second quarter of 2023.

On February 16, 2017, NCLC entered into an agreement with BNP Paribas SA (“BNP”), as facility agent, and certain other lenders thereto, for the financing of two new cruise vessels to be purchased by Leonardo Three, Ltd. (“Vessel 3”) and Leonardo Four, Ltd. (“Vessel 4”, and together with Vessel 1, Vessel 2 and Vessel 3, the “Ships”).  Each of the loans will be guaranteed by NCLC and insured by insurance policies issued by SACE, subject to certain conditions.  Vessel 3 will be built for delivery in the second quarter of 2024 and Vessel 4 will be built for delivery in the second quarter of 2025.

Credit Facilities

Overview

Leonardo One, Ltd., Leonardo Two, Ltd., Leonardo Three, Ltd. and Leonardo Four, Ltd. will each be borrowers under separate credit agreements, by and among the relevant borrower, CACIB, as facility agent for the credit agreements related to Vessel 1 and Vessel 2, BNP, as facility agent for the credit agreements related to Vessel 3 and Vessel 4, certain other financial institutions from time to time party thereto as lenders, and NCLC as guarantor (each such agreement is referred to as a “Credit Facility”). These facilities, the purpose of which is to provide partial financing for the purchase of our Ships, provide multi-draw term loan facilities for up to (i) $868,108,108 per vessel for each of Vessel 1 and Vessel 2 and (ii) €665,280,665 per vessel for each of Vessel 3 and Vessel 4. The maturity date for each Credit Facility is the twelfth anniversary of the delivery date of the relevant Ship.  The execution and effectiveness of each Credit Facility is subject to certain conditions.

Availability

The loans under the Credit Facilities will be available for drawing to fund 80% of the installment and delivery payments on the construction contracts for the new Ships, and to fund 100% of the related SACE insurance premium, subject to certain conditions.

Interest Rate and Fees

The loan under the Credit Facility related to Vessel 1 shall bear interest at a per annum rate of, at the borrower’s election: (a) a fixed interest rate effectively equal to 2.68% or (b) a floating interest rate equal to the USD six-month Libor with zero floor plus a margin of 1.65% per annum.

The loan under the Credit Facility related to Vessel 2 shall bear interest at a per annum rate of, at the borrower’s election: (a) a fixed interest rate effectively equal to 2.77% or (b) a floating interest rate equal to the USD six-month Libor with zero floor plus a margin of 1.74% per annum.

The loan under the Credit Facility related to Vessel 3 shall bear interest at a per annum rate of, at the borrower’s election: (a) a fixed interest rate effectively equal to 1.22% or (b) a floating interest rate equal to the six-month Euribor with zero floor plus a margin of 1.22% per annum.

The loan under the Credit Facility related to Vessel 4 shall bear interest at a per annum rate of, at the borrower’s election: (a) a fixed interest rate effectively equal to 1.31% or (b) a floating interest rate equal to the six-month Euribor with zero floor plus a margin of 1.31% per annum.

In addition to paying interest on outstanding loans under our Credit Facilities, we shall be required to pay customary arrangement, agency and commitment fees.

Payments, Reductions and Prepayments

The loans under the Credit Facilities shall be repaid in full in twenty-four equal semi-annual installments beginning on the sixth month anniversary of the delivery date.

The borrowers under the Credit Facilities may voluntarily and permanently reduce the loan commitments under each Credit Facility, in whole or in part, at any time during specified periods. Drawings under each Credit Facility may be prepaid at any time subject to certain restrictions.

In addition, if the construction contract in respect to the relevant new Ship is terminated prior to the delivery date of such Ship, the outstanding loans under the relevant Credit Facility shall be repaid in full and the commitments thereunder shall be terminated.

The borrower under the relevant Credit Facility shall be required to prepay outstanding amounts under the facility upon the sale or total loss of the Ship after the delivery date for the applicable new Ship.

Guarantee and Security

All obligations of the borrower under each Credit Facility will be guaranteed by NCLC, and will be secured by a first priority perfected security interest in the equity of the borrower, a first lien ship mortgage on the relevant new Ship and by first priority assignments of certain interests related to such new Ship. In addition, 100% of the loans under each Credit Facility will be insured by SACE, the Italian export credit agency, subject to certain conditions.

The summaries for the Credit Facilities do not purport to be complete and are qualified in their entirety by reference to the full text of each of the agreements which will be filed as exhibits to NCLH’s quarterly report on Form 10-Q for the period.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 under “Credit Facilities” above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On February 16, 2017, NCLH issued a press release regarding the order. A copy of the press release is furnished as Exhibit 99.1 to this report.

Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated February 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

Date: February 16, 2017	By:	/s/ Wendy A. Beck
Wendy A. Beck
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 16, 2017